Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Post Effective Amendment No. 2 to Form SB-2 of our report dated March 31, 2007, relating to the financial statements of Power Efficiency Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Sobel & Co., LLC
Certified Public Accountants

April 30, 2007
Livingston, New Jersey